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                                                                    Exhibit 10.4

                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT, made and entered effective the 1st day of September, 1995, by and between JUDITH SCHELL (hereinafter "Owner") and NUTRACEUTIX, INC., a Delaware corporation (hereinafter "Tenant"):

        For and in consideration of the covenants, terms, conditions, agreements and payments as set forth in this Lease Agreement, the parties hereto agree as follows:

1.0     PROPERTY - LEASE PREMISES;
        Owner hereby leases to Tenant upon the terms and conditions hereof the real property consisting of approximately 8,000 square feet but in Owner's building located at 1420 Overlook Drive, Lafayette, Colorado, as more particularly described in Exhibit A attached hereto and by this reference made a part hereof, which shall hereinafter be referred to as the "Premises."

2.0     TERM:
        The term of this Lease shall commence at 12:01 A.M. on the 1st day of the monthly following Owner's completion of the improvements set forth in paragraph 7.0 below (Commencement Date) and unless terminated earlier as provided for herein, shall end at 12:00 midnight 36 months after the Commencement Date. Upon completion of the improvements, Owner and Tenant shall jointly execute a certificate setting forth the Commencement Date for this Lease.

3.0     RENT:
        Tenant shall pay to Owner, at the address of Owner set forth below, the following as rent for the Premises:

        3.01    BASE RENT;
                The base rental for the full term hereof shall be ONE HUNDRED FIFTY THOUSAND and N0/100 DOLLARS ($150,000.00). Said rental shall be payable in monthly installments (basic monthly rental) of FOUR THOUSAND ONE HUNDRED SIXTY SIX and 67/100 DOLLARS ($4,166.67) in advance on the first day of each month commencing on the Commencement Date and continuing monthly for the term hereof.

        3.02    ADDITIONAL RENT:

                3.02.01 REAL ESTATE TAXES;
                        Tenant agrees to pay to Owner, as additional rent, its
                prorata share of the real estate and ad valorem taxes including any and all special assessments which may be levied or assessed by any lawful authority for each calendar year during the lease term.

                3.02.02 INSURANCE;
                        Tenant agrees to pay Owner, as additional rent, its
                prorata share of the cost of insurance for fire and extended perils coverage, public liability and property damage in reasonable amounts as determined by Owner.

                3.02.03 REPAIRS AND MAINTENANCE.

                        (a) Owner, at Owner's sole cost, agrees to maintain, repair and replace, when necessary or appropriate, the interior structural portions and the exterior of the Premises, including, but not by way of limitation, the roof; foundation; walls and floor of the Premises. Owner shall further pay the cost of replacement of any heating, air conditioning and ventilation units serving the Premises.



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                        (b)     Owner shall be responsible for repairs and
                        maintenance of the heating, air conditioning, ventilator, electrical and plumbing facilities provided such shall be done at the sole cost and expense of Tenant. Owner shall further maintain and repair the exterior and grounds of the Premises, including lawn maintenance and snow and ice removal from sidewalks and parking lots, all at the sole cost and expense of Tenant.

                        (C) Except as provided hereinabove, Tenant shall be responsible, at its sole cost and expense, for all other repair and maintenance of the Premises. Tenant shall, at the end of the term hereof, return the Premises to Owner in substantially as good condition as when received except for usual or ordinary wear and tear.

                3.02.04 PRORATA SHARE:
                        Owner shall notify Tenant from time to time of the
                amount which Owner estimates will be Tenant's monthly prorata share of the taxes as provided in 3.02.01 above, insurance, as provided in 3.02.02 above, and repairs and maintenance as provided in 3.02.03(b) above for the calendar year or portion thereof and Tenant shall pay to Owner such amount monthly in advance on or before the first day of each month for the calendar year, Owner shall submit to Tenant annually a statement showing the taxes, insurance, repairs and maintenance to be paid by Tenant during the preceding calendar year, the amount thereof paid by Tenant during the preceding calendar year, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Any overpayment or underpayment shall be considered by the Owner in setting the estimate of the Tenants prorata share of said costs for the succeeding calendar year.

                        "Tenant's prorata share" means that fraction, the
                numerator of which is the gross leasable area of the demised premises agreed to be 8,000 square feet and the denominator of which is the gross leasable area of the Owner's building (including the demised premises) which is agreed to be 14,400 square feet.


4.0     SECURITY DEPOSIT:
        The Tenant shall tender upon the execution of this Lease and keep on deposit with the Owner at all times during the term of this Lease, the sum of FOUR THOUSAND ONE HUNDRED SIXTY SIX and 67/100 Dollars ($4,166.67) as security for the payment by the Tenant of the rent and any other sums due under this lease and for the faithful performance of all the terms, conditions and covenants of this Lease. If at any time during the term of this Lease the Tenant shall be in default in the performance of any provision of this Lease, the Owner may (but shall not be required to) use any such deposit, or so much thereof as necessary, in payment of any rent or any other sums due under this Lease in default, in reimbursement of any expense incurred by the Owner and in payment of the damages incurred by the Owner by reason of the Tenant's default, or at the option of the Owner, the same my be retained by the






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LEASE AGREEMENT                                                          PAGE 2


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Owner as liquidated damages. In such event, the Tenant shall, on written demand of the Owner, forthwith remit to the Owner a sufficient amount in cash to restore such deposit to its original amount. If such deposit has not been utilized as aforesaid, such deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to the Tenant, without interest, upon full performance of this Lease by the Tenant. Owner shall have the right to commingle such deposit with other funds of the Owner, Owner shall deliver the funds deposited herein by the Tenant to any purchaser of the Owner's Interest in the Premises in the event such interest be sold, and thereupon, the Owner shall be discharged from further liability with respect to such deposit. Notwithstanding the above provisions of this section, if claims of the Owner exceed the deposit provided for therein, the Tenant shall remain liable for the balance of such claim.

5.0     PERSONAL PROPERTY-TAXES:
        Tenant shall be responsible and pay for any and all taxes and assessments levied on Tenant's furniture, fixtures, equipment and items of a similar nature located on the Premises.

6.0     UTILITIES;
        Tenant shall be solely responsible for and promptly pay all charges for heat, gas, electric, sewer service and any other utility service used or consumed by Tenant on the leased Premises. In no event shall Owner be liable for any interruption or failure in the supply of any such utility to the leased Premises.

7.0     ALTERATION - CHANGES AND ADDITIONS RESPONSIBILITY:

        7.01 The Owner agrees to provide the Tenant, at its sole expense, the shell for the demised premises.

        7.02 Tenant intends to make alterations to the Premises in accordance with the plans and specifications to be delivered to Owner with in five (5) days of the date hereof. Owner shall have five (5) days thereafter to approve such plans and specifications in Owner's sole discretion. In the event Owner and Tenant fail to mutually agree on said plans and specifications on or before October 5, 1995 this Lease Agreement shall terminate and be of no further force or effect. Owner further reserves the right to approve all contractors and subcontractors chosen by Tenant to construct the improvements on the Premises. Tenant agrees to use those subcontractors suggested by Owner so long as the costs are competitive with other such subcontractors. Owner shall reimburse Tenant within thirty (30) days of receipt of invoices a total amount not to exceed $18,000 for improvements related to constructing approximately 1,200 square feet of office space and two restroom facilities on the Premises. The Owner agrees to pay the cost of the alterations and other finish of the demised premises as specified in the attached plans in excess of $18,000.00, provided that such excess costs together with interest at the rate of 10.75% per annum on the outstanding balance shall be reimbursed to the Owner by the Tenant in equal monthly payments, as additional rent, during the remaining term of the lease.

        7.03 Subject to Owner's prior written approval, Tenant may, during the term of this Lease, at Tenant's sole expense make such other changes or alterations as Tenant may desire. At the end of this Lease, all such fixtures, equipment. additions and/or alterations (except trade fixtures installed by Tenant) shall be and remain the property of Owner; provided, however, Owner shall have the option to require Tenant to remove any or all such fixtures, equipment, additions and/or alterations and restore the leased




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LEASE AGREEMENT                                                          PAGE 3



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Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense.

        7.04 All work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Owner. Any and all repairs, changes and/or modifications thereto shall be the responsibility and at the sole cost of Tenant. Owner may require adequate security from Tenant assuring no mechanic's liens on account of work done on the Premises by Tenant.

8.0 SIGN APPROVAL: Tenant shall not install, paint, display, inscribe, place or affix or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the outside of the Premises for exterior view without the written consent of the Owner, which consent shall not be unreasonably withheld.

9.0 OBSERVANCE OF LAW: Tenant shall comply with all provisions of law, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Premises, and the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises. Moreover, Tenant shall comply with all police, fire, and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Premises.

10.0 WASTE AND NUISANCE: Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Premises or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors, sidewalks or paved areas on the Premises.

11.0    GLASS AND DOOR RESPONSIBILITY - TENANT:

All glass and doors on the leased Premises shall be the responsibility of the Tenant. Any replacement or repair shall be promptly completed at the expense of the Tenant.

12.0 USE OF PREMISES: Tenants shall use leased premise for processing, manufacturing, blending, and packaging of health supplements, pharmaceuticals, nutraceuticals, feed additives, natural materials, microbials, herbs and phytochemicals, vitamins, organic and in-organic chemicals, amino acids, and extracts of various origins. This list is not all inclusive in that the natural products industry is rapidly developing new products, materials and processes. Any other use requires owners written consent. Owners approval will not be unreasonably ?????????????????.

13.0    INSURANCE:

        13.01   RESPONSIBILITY OF TENANT:
                Tenant shall procure, pay for and maintain comprehensive public liability insurance and property damage insurance providing coverage from any loss or damage occasioned by an accident or casualty, arising from use of the Premises by Tenant, its employees, agents, guests and invitees in amounts not less than One Million Dollars ($1,000,000) for bodily Injury and One Million Dollars ($1,000,000) for property damage. Certificates of such insurance naming Owner as an additional insured shall be delivered to Owner and shall provide that said coverage shall not be changed, modified, reduced or cancelled except upon thirty (30) days prior written notice to Owner.

        13.02   RESPONSIBILITY OF OWNER:





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LEASE AGREEMENT                                                          PAGE 4


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        Owner agrees to maintain throughout the term of this Lease Agreement, one or more policies of fire and standard extended coverage insurance that shall include the demised premises (excluding Tenant's leasehold improvements, fixtures, equipment, merchandise and other personal property from time to time located on the demised premises) providing protection against perils included within the standard form of all-risk insurance policy issued by insurance companies in the State of Colorado. Upon request, the Owner shall provide the Tenant with a Certificate of Insurance as required herein.

14.0    DAMAGE TO LEASED PREMISES:
        In the event the leased Premises and/or the improvements of which the leased Premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of the Owner, it is not feasible to repair or rebuild same, Owner shall have the right to terminate this Lease upon written notice to Tenant. If the leased Premises shall be partially untenantable thereby, as determined by Owner, an appropriate reduction of the rent shall be allowed for the unoccupied portion of the leased Premises until repair thereof shall be substantially completed. If the leased Promises are rendered untenantable thereby, except if caused by Tenant's negligence, Tenant may, at its election, terminate this Lease as of the date of the damage. If Tenant elects not to terminate the Lease, the rent shall abate in proportion to the loss of use of the Premises by Tenant during such untenantability.

15.0    HAZARDOUS MATERIALS:

        15.01 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, except for such hazardous material as is necessary or useful to Tenant's business.

        15.02 Any Hazardous Material permitted on the Premises as provided herein and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to any such Hazardous Material.

        15.03 Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if such material (as determined by the Owner or any governmental authority) does or my pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Premises or elsewhere; or (b) the condition, use, or enjoyment of the Premises.

        15.04   As used herein, the term "Hazardous Material" means:

                15.04.01 Any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; and

                15.04.02 Any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and

                15.04.03 Any oil, petroleum products and their byproducts; and

                15.04.04 Any substance which is or becomes regulated by any federal, state, or local governmental authority.

        15.05 Tenant agrees that it shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the Premises by the Tenant. Tenant shall defend,




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indemnify, and hold harmless Owner and its agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys' and consultant fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to:

                15.05.01 The presence, disposal, release, or threatened release of any such Hazardous Material which affects soil, water, vegetation, buildings, personal property, persons, animals, or otherwise;

                15.05.02 Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material;

                15.05.03 Any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Material; or

                15.05.04 Any violation of any laws applicable thereto. The provisions of this paragraph shall be in addition to any other obligations and liabilities Tenant may have to Owner at law or at equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

16.0    INSPECTION AND RIGHT OF ENTRY TO PREMISES:
        Owner and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply any services to be provided by Owner to Tenant hereunder, to show the same to prospective purchasers or tenants and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to the Premises as Owner may deem necessary or desirable. Owner may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant's property and without affecting this Lease. Owner shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use and occupancy of the Promises and Owner shall notify Tenant prior to entry except in cases of an emergency.

17.0    DEFAULT - REMEDIES OF OWNER:

        17.01 In an event of default in the terms hereof by Tenant and failure of Tenant to cure such default within five (5) working days after written notice of default from Owner, the Owner shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by the Owner, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

                17.01.01 Owner shall have the right to terminate this Lease by giving the Tenant notice in writing, and upon the giving of such notice, this Lease and the term hereof as well as all the right, title and interest of the Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect on the date specified in such notice as if such date were the expiration dale of the term of this Lease, without the necessity of re-entry or any other act on the Owner's part. Upon termination, the Tenant shall quit and surrender to Owner the Premises. If this Lease is so terminated by the Owner, the Owner shall be entitled to recover from the Tenant as damages, in addition to other costs, damages, charges or obligations under this Lease, the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this Lease for the




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LEASE AGREEMENT                                                          PAGE 6

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                balance of the term of this Lease (which shall be calculated on the then current rent under this Lease) in excess of the then reasonable rental value of the Premises for the same period plus all costs and expenses of Owner caused by the Tenant's default.

                17.01.02 Owner may, without demand, or notice, re-enter and take possession of the Premises or any part thereof, repossess the same and expel the Tenant and those claiming through or under the Tenant, and remove the effect of any and all such persons (forcibly, if necessary) without being doomed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. Should the Owner elect to re-enter as provided in this Section 17.01, or should the Owner take possession pursuant to legal proceedings or pursuant to any notice provided for by the law, the Owner may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such other conditions as the Owner may deem advisable, with the right to make alterations and repairs to the Premises. No such re-entry or repossession of the Premises by the Owner shall be construed as an election on the Owner's part to terminate this Lease unless a written notice of termination is given to the Tenant by the Owner. No such re-entry or repossession of the Premises shall relieve the Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, Owner shall be entitled to damages in the amount of the monthly rent, and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Promises after deducting all the Owner's expenses in connection with such reletting including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration costs, and expenses of preparation for such reletting. Tenant shall pay such liquidated damages to the Owner on the days on which the rent or any other sum due hereunder would have been payable if possession had not been retaken. In no event shall the Tenant be entitled to receive any excess, if any, of net rent collected by the Owner as a result of such reletting over the sums payable by the Tenant to the Owner hereunder.

                17.01.03 No remedy herein or otherwise conferred upon or reserved to Owner shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by Statute. Further, all powers and remedies given by this Lease to Owner may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Owner to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of such default or acquiescence thereof. The acceptance of rental by Owner shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Owner to any remedies herein given.

18.0    INDEMNIFICATION OF OWNER:




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LEASE AGREEMENT                                                          PAGE 7



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        Tenant shall indemnify the Owner and save it harmless from and against any and all loss (including loss of rentals payable by the Tenant in the event of loss either directly or indirectly caused by commission or omission of Tenant), claims, actions, damages, liability and expenses in connection with loss of life, personal injury and damage to property arising from any occurrence in, upon or at the Premises or any party thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Premises by the Tenant. In case the Owner shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Owner harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by the Owner in connection with such litigation. All personal property on the Premises shall be at the Tenant's sole risk, and Owner shall not be liable for any damage done to or loss of such personal property, or for damage or loss suffered by Tenant.

19.0    ASSIGNMENT OR SUBLETTIING:
        Tenant may not assign the Lease or sublet the leased Premises without the consent of the Owner which consent shall not be unreasonably withheld.

20.0    QUIET ENJOYMENT:
        Owner agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant is not in default hereunder.

21.0    CONDEMNATION:
        If more than twenty percent (20%) of the structural portion of the Premises shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with the Tenant's use of the Premises, then his Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from the taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If less than twenty percent (20%) of the Rentable Area of the structural portion upon which the Premises is located, shall be taken, or if more than twenty percent (20%) of the Premises is taken and neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of taking, and the rental thereafter payable under this Lease shall be abated prorata from the date of such taking in an amount by which that portion of the structural portion of the Premises so taken shall bear to the structural portion of the Premises prior to such taking. If any part of the building or real property shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with the Owner's ownership or use of the building, the Owner, at its option, may, upon thirty
(30) days" notice to the Tenant. terminate this Lease as of the such taking. In any event, the Owner shall receive the entire award for the land and improvements taken by condemnation.

22.0    SUBORDINATION:
        This Lease shall be and is hereby made subordinate to any mortgage or deed of trust which may now or hereafter encumber the building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall, at Owner's request, execute promptly any appropriate certificate, subordination agreement or instrument that Owner may request.








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23.0    OPTIONS:

        23.01   Option to Extend:

                Upon full and complete performance of all the terms, covenants and conditions herein contained by Tenant and payment of all rental due under the terms hereof, Tenant shall be given the option to extend this Lease for an additional two (2) year term. In the event Tenant desires to exercise said option, Tenant shall give written notice of such fact to Owner not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the expiration of the then current term of this Lease. Upon the Owners receipt of the Tenant's notice of intent to exercise the option, the Parties shall, within thirty (30) days, negotiate the rental rate for the additional period. If, within the thirty (30) days the parties are unable to agree on a rental rate for the additional period, this lease shall terminate upon its terms. If the parties agree to a rental rate, this Lease Agreement shall be deemed to be extended for the additional period.

24.0    GUARANTEE:
        This Lease, and Tenant's performance hereunder, are personally guaranteed by N/A individually.

25.0    INTEREST ON PAST DUE OBLIGATIONS:
        Any amount due to Owner not paid when due shall bear interest at one and one-half percent (1 1/2%) per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

26.0    LATE CHARGE:
        The Owner shall have the right to collect from Tenant, in addition to any amounts due above, a monthly collection service charge equal to five percent (5%) of the payment for any payment due to Owner hereunder which is delinquent ton days or longer.

27.0    MEMORANDUM OF LEASE - RECORDING;
        The parties hereto agree this Lease shall not be recorded in the office of the Clark and Recorder of the county in which the leased Premises are located. In order to effect public recordation the parties hereto may, at the time this Lease is executed, agree to execute a Memorandum of Lease incorporating therein by reference the terms of this Lease, but deleting therefrom any expressed statement or mention of the amount of rent herein reserved, which instrument my be recorded by either party in the office of the Clerk and Recorder of the court in which the leased Premises are located.

29.0    NOTICE:
        All notices, demands, and requests which may or are required to be given by either party to the other shall be in writing and shall be deemed to have been properly given if served on Tenant or Owner by registered or certified mail, postage prepaid, return receipt requested, addressed;

          If to Tenant;         NUTRACEUTIX, INC.
                                8340 154th Avenue, N.E.
                                Redmond, Washington 98052



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LEASE AGREEMENT                                                          PAGE 9




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          If to Owner:          Judith Schell
                                2100 South 120th Street
                                Lafayette, Colorado 80026

or at such other place as Tenant or Owner may from time to time designate in a written notice to the other. Any notice given by mailing shall be effective as of the second business day after mailing as shown by the receipt given therefor.

29.0    HOLDING OVER;
        If after expiration of the term of this Lease, Tenant shall remain in possession of the leased Premises and continue to pay rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to one hundred twenty five percent (125%) of the monthly rental paid for the last month of tenancy under this Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Owner to such renewal or extension having been first obtained,

30.0    MODIFICATION OR EXTENSIONS:
        No modification or extension of this Lease shall be binding unless in writing, signed by all parties hereto.

31.0    CONTROLLING LAW:
        The Lease, and all terms hereof, shall be construed in accordance with the laws of the State of Colorado.

32.0    BINDING UPON SUCCESSORS:
        The covenants and agreements herein contained shall bind and inure to the benefit of Owner and Tenant and their respective successors. This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

33.0    PARTIAL INVALIDITY,
        If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term. covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

34.0    FIRST RIGHT OF REFUSAL:
        During the term of the Lease Tenant shall have a first right of refusal to lease additional space in the building in which the Premises are located exercisable by Tenant. in writing. within five (5) days after notice to Tenant from Owner of the pending lease of such space.

35.0    EARLY OCCUPANCY:
        Upon execution hereof and payment of the security deposit as provided in paragraph 4.0 hereof, Tenant shall be entitled to occupy the Premises subject to compliance with all the Terms and Conditions hereof with the exception that in lieu of the Rent as set forth in Paragraph 3.0. Tenant shall pay rent of $1,500 per month in advance effective September 18, 1995.






--------------------------------------------------------------------------------
LEASE AGREEMENT                                                         PAGE 10

        IN WITNESS WHEREOF, the parties have executed this lease as of the date hereof,


                                    OWNER:


                                    /s/ Judith Schell
                                    -------------------------------------------


                                    TENANT:

                                    NUTRACEUTIX, INC., A DELAWARE CORPORATION


                                    BY: /s/  WILLIAM D. ST. JOHN
                                       ----------------------------------------








--------------------------------------------------------------------------------
LEASE AGREEMENT                                                         PAGE 11

                                                                       EXHIBIT A






                                 [BUILDING MAP]

                        CERTIFICATE OF COMMENCEMENT DATE

        The undersigned hereby certify that the Commencement Date for that certain Lease entered into between the parties on or about the 1st day of September, 1995 for Premises consisting of approximately 8,000 square feet located at 1420 Overlook Drive, Lafayette, Colorado is the 1st day of December, 1995.

                                    OWNER:


                                    /s/ Judith Schell
                                    -------------------------------------------


                                    TENANT:

                                    NUTRACEUTIX, INC., A DELAWARE CORPORATION


                                    BY: /s/ WILLIAM D. ST. JOHN
                                       ----------------------------------------